UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

December 15, 1999

Commission File Number: 33-764-C

__________________INTERACTIVE GAMING & COMMUNICATIONS CORP.____________________

Exact name of Registrant as specified in its charter)

_____Delaware____________________________________________23-2838676____________

(State of Incorporation) (I.R.S. ID Number)

4070 Butler Pike, Suite 300

_____Plymouth Meeting, PA ________________________________19462________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-941-0305

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 4. Changes In Registrant's Certifying Accountant

(a) Registrant hereby announces the resignation of the relationship between Registrant and its independent accountant, Parente, Randoph, Orlando, Carrey and Associates, LLC.

(i) The Registrant's independent accountant, Parente, Randoph, Orlando, Carrey and Associates, LLC, resigned by letter received by Registrant on December 6, 1999.

(ii) Parente, Randoph, Orlando, Carrey and Associates, LLC did not reflect any adverse opinion or disclaimer of opinion in reference to the Registrant, nor did Parente, Randoph, Orlando, Carrey and Associates, LLC disclaim, qualify or modify as to uncertainty, any opinion rendered by it.

(iii) Registrant's decision to accept the resignation of Parente, Randoph, Orlando, Carrey and Associates, LLC was recommended by Registrant's Audit Committee and confirmed and approved by the Board of Directors of the Registrant.

(iv) There were no disagreements, disputes, or differences through the date of resignation with Parente, Randoph, Orlando, Carrey and Associates, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Parente, Randoph, Orlando, Carrey and Associates, LLC did not inform management of Registrant of any reportable events (as defined by Regulation S-K, Rule 304 A(a)(i)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 15, 1999

Interactive Gaming & Communications Corp.

Michael Simone, President